Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

Angeion Corporation

ARTICLE I

OFFICES AND CORPORATE SEAL

The registered office of the corporation will be located at 350 Oak Grove Parkway, Saint Paul, Minnesota 55127 or in the most recent amendment thereof, or in a statement of the Board of Directors filed with the Secretary of State of the State of Minnesota changing the registered office in the manner prescribed by law. The corporation may also have offices and places of business at such other locations as the Board of Directors may from time to time designate, or the business of the corporation may require.

ARTICLE II

SHAREHOLDER’S MEETINGS

SECTION 2.1. TIME AND PLACE OF MEETINGS. Regular or special meetings of the shareholders, if any, will be held on the date and at time and place fixed by the President/Chief Executive Officer or the Board of Directors, except that a meeting called by, or at the demand of a shareholder or shareholders, pursuant to the Minnesota Business Corporation Act, as now enacted or hereinafter amended, (the “Minnesota Business Corporation Act”) will be held in the county where the principal executive office is located.

SECTION 2.2. REGULAR MEETINGS. An annual meeting of the shareholders will be held at such place as the Board of Directors designates, either within or without the State of Minnesota, and on such date and at such time as may be determined by the Board of Directors and communicated to the shareholders according to the requirements set forth herein, for the purpose or electing directors and for the transaction of any other business which may properly come before it. Additional regular meetings of the shareholders may be held on a less frequent periodic basis. No meeting will be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation. Any business appropriate for action by the shareholder may be transacted at a regular meeting.

SECTION 2.3. SPECIAL MEETINGS. Special meetings of the shareholders may be held for any purpose or purposes, unless otherwise prescribed by statute.  Such a meeting may be called by the President/Chief Executive Officer, the Chief Financial Officer or two or more directors and must be called by the President/Chief Executive Officer at the request in writing of shareholders owning not less than ten percent or more of the voting stock of the corporation.

SECTION 2.4. NOTICE OF MEETINGS. Written notice of a meeting of the shareholders stating the time and place thereof must be mailed at least 5 days but not more than 60 days prior to the meeting, except as otherwise provided by statute, to each shareholder entitled to vote thereat to the last known address of such shareholder as the same appears upon the books of the corporation.

Every notice of any special meeting must state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings will be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

SECTION 2.5. RECORD DATE.  The Board of Directors may fix a date as a record date for the determination of the shareholders entitled to notice of, and to vote at, a regular or special meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed.  The Board may close the books of the corporation against the transfer of shares during the whole or any part of such period. If no record date is fixed by the Board, the record date for the determination of shareholders entitled to notice of, and to vote at, any meeting of shareholders will be the date five days before the date of such meeting.

SECTION 2.6. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of shareholders, whether required by statue, the Articles of Incorporation or these Bylaws, may be waived by any shareholder. Such waiver may be given before, at, or after the meeting, and may be given in writing, orally or by attendance.

SECTION 2.7. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized in writing or writings signed by all shareholders who would be entitled to notice of a meeting for such purpose.

SECTION 2.8. QUORUM. The presence at any meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote, will constitute a quorum for the transaction of business. If, however, such majority will not be present in person or by proxy at any meeting of the shareholders, those present will have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting, until the requisite amount of voting shares are represented. At any such adjourned meeting at which the required number of voting shares are represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 2.9. VOTING. At all meetings of the shareholders, each shareholder having the right to vote will be entitled to vote in person or by proxy, duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder will have one vote for each share having voting power standing in such shareholder’s name on the books of the corporation. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting will be by ballot. All elections must be had and all questions decided by a majority vote except as otherwise required by these Bylaws, the Articles of Incorporation, any applicable shareholder agreement, or statute.

SECTION 2.10. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the corporation at or before the time of the meeting.  A proxy will be valid for the period specified in the proxy or, if no expiration date is provided in the proxy, for a period not to exceed eleven months from the date of its execution.  A proxy’s authority will not be revoked by the death or incapacity of the maker unless, before the vote is cast and the authority exercised, written notice of such death or incapacity is given to the corporation.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. ELECTION OF DIRECTORS. The business and affairs of this corporation will be managed by its Board of Directors. The number of directors will be the number last elected by a majority vote of the shareholders or by the Board of Directors, which number must not be less than three nor more than seven directors. Directors need not be shareholders. Each of the directors will hold office until the regular meeting of the shareholders next held after his or her election, until a successor has been elected and qualifies, or until he or she has or has been removed as hereinafter provided.

SECTION 3.2. BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at anyplace within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, board meetings must be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Any director may call a meeting of the Board of Directors by giving two days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, facsimile or in person. If a meeting schedule is adopted by the Board of Directors, or if the date and time of a Board of Directors meeting has been announced at a previous meeting, no notice is required.

SECTION 3.3. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Board of Directors, whether required by statue, the Articles of Incorporation, or these Bylaws, may be waived by any director. Such waiver may be given before, at, or after the meeting and may be given in writing, orally or by attendance. The attendance of a director at a meeting and participation therein will constitute waiver of notice of such meeting unless the director attends for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened, the director so states at the meeting, and the director does not thereafter participate in the meeting.

SECTION 3.4. QUORUM AND ACTION OF BOARD. At all meetings of the Board of Directors, a majority of the director will be necessary and sufficient to constitute a quorum for the transaction of business; provided, that if less than a majority of the directors are present, a majority of those present may adjourn the meeting from time to time without notice other than an announcement at the meeting at which adjournment is taken.

The directors present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.  The act of a majority of the directors present at any meeting at which a quorum is present, or at any meeting at which a quorum was present and at which the remaining directors are authorized under this Section to continue to transact business will be the act of the Board of Directors.

SECTION 3.5. ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as required by these Bylaws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by such electronic means of communication constitutes presence in person at the meeting.

SECTION 3.6. VACANCIES. Any vacancies occurring in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office.  Any directors so chosen will hold office until the next election of the class for which such directors will have been chosen and until their successors will be elected and qualified subject, however, to prior retirement, resignation, death or removal from office.

SECTION 3.7. RESIGNATIONS. Any director of the corporation may resign at any time by giving written notice to the Chair of the Board or to the President/Chief Executive Officer or Secretary of the corporation. Unless a later date is specified in the notice of resignation as the effective date of resignation, resignation will take effect on the date of receipt of the written notice by the Chair, President/Chief Executive Officer, or Secretary. Unless otherwise specified in such notice, the acceptance of the resignation will not be necessary to make it effective.

SECTION 3.8. REMOVAL. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Provided, however, that if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against removal of such director would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors.

SECTION 3.9. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition stated in writing and delivered to the President/Chief Executive Officer or the officer or director presiding at the meeting will be counted as a vote in favor of or against the proposal if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected. Such written consent or opposition will be entered in the minutes or other record of action at the meeting.

SECTION 3.10. ACTION WITHOUT MEETING. Any action which is required or may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of all the directors entitled to vote with respect to the subject matter thereof, except as to matters that require shareholder approval, in which case such consent in writing must be signed by all of the directors. Action taken by such written consent will be effective on the date when signed by the required number of directors, or such earlier effective date as set forth therein. When written action is permitted to be taken by less than all of the directors, all directors must be notified immediately of its text and effective date. Failure to provide the notice will not invalidate the written action. A director who does not sign or consent to the written action will have no liability for the action or actions taken thereby.

SECTION 3.11. PRESUMPTION OF ASSENT. For purposes of any liability as a director, a director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action taken unless:

(a) such director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not thereafter participate in the meeting;

(b) such director votes against the action at the meeting; or

(c) such director is prohibited from voting at the meeting due to a conflict of interest.

SECTION 3.12. COMMITTEES. The Board of Directors may, by a majority vote, designate two or more of their number to constitute an executive committee, which, to the extent determined by the Board and allowed by law, will have and exercise the authority of the Board in the management of the business of the corporation. Such executive committee will act only in the interval between meetings of the Board and will be subject at all times to the control and direction of the Board. The Board of Directors by a majority vote may also appoint one or more natural persons who need not be Board members to serve on such other committees as the Board may determine. Such other committees will have powers and duties as will from time to time be prescribed by the Board. A majority of the members of any committee present at a meeting is a quorum for the transaction of business. All committees will keep accurate minutes of their meetings, which minutes will be made available upon request to members of that committee and to any director.

SECTION 3.13. CHAIR. The Board may elect one of their number to serve as Chair, who will preside, when present, at all meetings of the Board.

SECTION 3.14. COMPENSATION. The directors of the corporation and all members of committees will serve without salary, unless ordered by the directors; however, they will be paid the necessary expenses incurred in the execution of their duties. Nothing herein will preclude the paying by the corporation of a salary or other compensation to an officer or employee who is also a director.

SECTION 3.15. LIMITATION OF LIABILITY. Except as expressly provided in the Minnesota Business Corporation Act, a member of the Board of Directors of this corporation will have no personal liability to this corporation or to the shareholders for monetary damages for breach of fiduciary duty as a member of the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 4.1. ELECTION OF OFFICERS. The Board of Directors will, from time to time, elect a President/Chief Executive Officer and a Treasurer/Chief Financial Officer. The Board of Directors may, but will not be required to, elect a Secretary and 1 or more Vice Presidents, as they may determine, one of whom may be designated as an Executive Vice President. In addition, the Board of Directors may elect such other officers and agents as it may determine necessary, including Assistant Secretaries and Assistant Treasurers. Such officers will exercise such powers and perform such duties as are prescribed by the Articles of Incorporation or the Bylaws or as may be otherwise determined from time to time by the Board of Directors. Any number of offices or functions of those officers may be held or exercised by the same person.

SECTION 4.2. TERMS OF OFFICE. The officers of the corporation will hold office for such terms as will be determined from time to time by the Board of Directors or until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors with or without cause.

SECTION 4.3. SALARIES. The salaries of all officers and agents of the corporation will be determined by the Board of Directors.

SECTION 4.4. PRESIDENT/CHIEF EXECUTIVE OFFICER. As used herein or in other writings of, or documents delivered on behalf of, the corporation, the titles “President” and “Chief Executive Officer” will mean one and the same person and will be interchangeable.  The President will be the chief executive officer of the corporation, and will have the general direction of the affairs of the corporation.  The President will preside at all meetings of the shareholders and of the Board of Directors.  The President will direct general active management of the business of the corporation, and will see that all orders and resolutions of the Board of Directors are carried into effect.  The President will execute all contracts, mortgages and other instruments of the corporation, and may appoint and discharge agents and employees.  The President will be ex officio a member of any executive committee which may be constituted hereunder, and all other standing committees, and will perform all such other duties as are incident to the office, or are properly required by the Board of Directors.

SECTION 4.5. VICE PRESIDENT. The Vice Presidents in the order designated by the Board of Directors will perform the duties and exercise the powers of the President in the absence or incapacity of the President.  The Vice Presidents will perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 4.6. SECRETARY AND ASSISTANT SECRETARIES. The Secretary will attend all sessions of the Board of Directors and all meetings of the shareholders, and record all votes and minutes for all proceedings in a book kept for that purpose, and will perform like duties of the standing committees when required.  The Secretary will give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors or the President under whose supervision the Secretary serves.  The Secretary will keep in safe custody the seal, if any, of the corporation, and will affix the same to any instrument requiring it.

The Assistant Secretary will, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and will perform such other duties as the Board of Directors prescribes.

SECTION 4.7. TREASURER/CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS. As used herein or in other writings of, or documents delivered on behalf of, the corporation, the titles “Treasurer” and “Chief Financial Officer” will mean one and the same person and will be interchangeable. The Treasurer will have the custody of the corporate funds and securities, and will keep full and accurate account of receipt and disbursements in books belonging to the corporation, and will deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated from time to time by the Board of Directors.  The Treasurer will disburse the funds of the corporation in discharge of corporate liabilities and obligations as may be ordered by the Board of Directors from time to time, taking the proper vouchers for such disbursements, and will render to the President and the Board of Directors whenever they may require the same, an account of all transactions and of the financial condition of the corporation,  The Treasurer will give the corporation a bond, if required by the Board of Directors, in such sum as the Board of Directors may be resolution determine; and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer, and for the restoration to the corporation in case of death, resignation, retirement or removal form office of all books, vouchers, papers, money and other property of whatsoever kind in possession or under control of the Treasurer and belonging to the corporation.

SECTION 4.8. VACANCIES. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors, by a majority vote, will choose a successor or successors who will hold office for the unexpired term in respect of which such vacancy occurred.

SECTION 4.9. DELEGATION OF AUTHORITY. An officer elected or appointed by the Board of Directors may delegate some or all of the duties or powers of such office to other persons, provided that such delegation is in writing.

SECTION 4.10. CONTRACT RIGHTS. The election or appointment of a person as an officer or agent does not, of itself, create contract rights.

ARTICLE V

INDEMNIFICATION

To the full extent permitted or required by the Minnesota Business Corporation Act or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending, or pleaded action, suit, or proceeding, whenever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation, or such person is or was serving at the specific request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, shall be indemnified by the corporation against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust, or other entity or enterprise. Indemnification provided by this paragraph shall continue as to a person or agent and shall inure to the benefit of the heirs, executors, and administrators of such person and shall apply whether or not the claim against such person arises out of matters occurring before the adoption of this paragraph.

To the full extent permitted by the Minnesota Business Corporation Act the corporation will have the authority to purchase and maintain insurance for officers, directors, employees and agents against liability arising out of their status as such.

Further, to the full extent permitted by the Minnesota Business Corporation Act the corporation shall have the authority to enter into such agreements as the Board of Directors deem appropriate for the indemnification of present or future directors and officers of the corporation in connection with their service to, or status with, the corporation or any other corporation, entity or enterprise with which such person is serving at the express written request of the corporation.

ARTICLE VI

SHARES

SECTION 6.1. ISSUANCE OF SHARES. The Board of Directors is authorized and empowered to issue shares of the capital stock of the corporation to the full amount authorized by the Articles of Incorporation and all amendments thereto in such amounts and at such times as may be determined by the Board of Directors and as permitted by law.

SECTION 6.2. CERTIFICATES. Shares of this corporation’s stock may be certificated or uncertificated, as provided under Minnesota law.  Any certificates of stock issued by the corporation will be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares owned by such shareholder and be signed by the CEO or President and the Secretary, unless some other persons are specifically authorized by resolution of the Board of Directors.

SECTION 6.3. LOST CERTIFICATES. Any shareholder claiming a certificate of shares to be lost, stolen or destroyed must make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and must, if the Board of Directors so requires:

(a) advertise such fact in such manner as the Board of Directors may require;

(b) give to the corporation and its transfer agent and registrar, if any, a bond of indemnity in open penalty as to amount or in such other sum as the Board of Directors may direct, in form satisfactory to the Board of Directors and to the transfer agent and registrar of the corporation, if any, and with or without such sureties as the Board of Directors with the approval of the transfer agent and registrar, if any, may prescribe; and

(c) satisfy such other requirements as may be imposed by the Board.

If notice by the shareholder of the loss, destruction, or wrongful taking of a certificate is received by the corporation before the corporation has received notice that the shares represented by such certificate have been acquired by a bona fide purchaser, and if the foregoing requirements imposed by the Board are satisfied, then the Board of Directors will authorize the issuance of a new certificate for shares of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

SECTION 6.4. DIVIDENDS. The Board of Directors may declare dividends to the extent permitted by the Minnesota Business Corporation Act as and when it deems expedient.  Before declaring any dividend, there may be reserved out of the accumulated profits such sums as the Board of Directors from time to time, in its discretion, thinks proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board of Directors will think conducive to the interests of the corporation.

Shareholders entitled to payment of such dividend will be those shareholders of record on the date fixed by the Board for closing of the books of the corporation. If no date for closing of the books is fixed by the Board, the shareholders entitled to payment of the dividend will be the shareholders of record on the date on which the resolution declaring such dividend is adopted by the Board.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. BOOKS OF ACCOUNT. The corporation will keep such books of account as are required by the Minnesota Business Corporation Act and every shareholder will have a right to examine such books, in person or by agent or attorney, to the extent provided in the Minnesota Business Corporation Act.

SECTION 7.2. CORPORATE SEAL. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, will not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word “seal”, but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by law.

SECTION 7.3. CHECKS AND DOCUMENTS. All checks or demands for money and notes of the corporation and all other instrument, documents or deeds of every kind, nature and description required to be executed in the name and in behalf of the corporation must be signed by such of the officers or agents of the corporation as the Board of Directors may from time to time by resolution designate and determine.

SECTION 7.4. FISCAL YEAR. The fiscal year of this corporation will be as determined by resolution of the Board of Directors.

SECTION 7.5. AMENDMENTS TO BYLAWS. These Bylaws may be amended or altered by the vote of a majority of the Board of Directors present at any meeting provided that notice of such proposed amendments will have been given in the notice given to the directors of such meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws as prescribed by statute and subject to any other limitations on such authority prescribed by statute.

As amended August 22, 2007